                                                                  EXHIBIT 10.12











                           STARR'S CHICKEN GRILL, INC.

                           FINANCIAL STATEMENTS AS OF

                                DECEMBER 31, 1996

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of CHICKEN KITCHEN CORPORATION:

We have audited the accompanying balance sheet of STARR'S CHICKEN GRILL, INC. as of December 31, 1996, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STARR'S CHICKEN GRILL, INC. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note A to the financial statements, in November 1997 Chicken Kitchen Corporation ("CKC") acquired the assets and leasehold interests of the Company's two restaurants for $1,362,500. As of November 14, 1997, all of the Company's operations were transferred to CKC, the acquirer.


                      McKEAN, PAUL, CHRYCY, FLETCHER & CO.


Miami, Florida,
  April 8, 1998

                           STARR'S CHICKEN GRILL, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1996


                                     ASSETS
CURRENT ASSETS:
  Receivables                                                        $   7,183
  Inventories                                                           13,790
                                                                     ---------
     Total Current Assets                                               20,973

OTHER ASSETS                                                             9,314

PROPERTY AND EQUIPMENT, net                                            106,890
                                                                     ---------
     Total Assets                                                    $ 137,177
                                                                     =========


                        LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                              $ 132,352
  Loan payable to principal stockholder                                409,694
   Current portion of note and loan payable                             11,630
                                                                     ---------
     Total Current Liabilities                                         553,676
                                                                     ---------
BANK LOAN PAYABLE                                                       24,646
                                                                     ---------

COMMITMENTS AND CONTINGENCIES                                               --
                                                                     ---------

STOCKHOLDERS' DEFICIENCY:
  Common stock, 1,000 shares of $1 par value authorized,
       510 shares issued and outstanding                                   510
  Additional paid-in capital                                           189,490
  Accumulated deficit                                                 (631,145)
                                                                     ---------
     Total Stockholders' Deficiency                                   (441,145)
                                                                     ---------
     Total Liabilities and Stockholders' Deficiency                  $ 137,177
                                                                     =========





               The accompanying notes to financial statements are
                      an integral part of this statement.

                           STARR'S CHICKEN GRILL, INC.
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1996


FOOD AND BEVERAGE SALES                                   $ 2,214,276
COST OF SALES                                               1,010,057
                                                          -----------
     Gross profit                                           1,204,219
                                                          -----------

CONTROLLABLE EXPENSES:
  Labor and employee benefits                                 751,168
  Direct operating expenses                                    54,822
  Advertising and promotion                                    19,143
  Utilities                                                    45,085
  Consulting fees                                              70,598
  Administrative and general                                  100,124
                                                          -----------
     Total controllable expenses                            1,040,940
                                                          -----------

     Profit before occupation costs                           163,279
                                                          -----------

OCCUPATION COSTS:
  Rent                                                         76,755
  Taxes and insurance                                         125,249
                                                          -----------
     Total occupation costs                                   202,004
                                                          -----------

     Loss before other expenses                               (38,725)
                                                          -----------

OTHER EXPENSES:
  Depreciation                                                 43,197
  Amortization                                                    694
                                                          -----------
     Total other expenses                                      43,891
                                                          -----------

     Net loss                                                 (82,616)

ACCUMULATED DEFICIT, beginning of year                       (548,529)
                                                          -----------

ACCUMULATED DEFICIT, end of year                          $  (631,145)
                                                          ===========




               The accompanying notes to financial statements are
                      an integral part of this statement.

                           STARR'S KITCHEN GRILL, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                        $(82,616)
  Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                                43,891
       Changes in operating assets and liabilities:
         Receivables                                                                (3,707)
         Other assets                                                                 (905)
         Accounts payable and accrued expenses                                      26,407
                                                                                  --------
             Net cash used in operating activities                                 (16,930)
                                                                                  --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                (5,193)
                                                                                  --------
             Net cash used in investing activities                                  (5,193)
                                                                                  --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in loan payable to principal stockholder                                 18,025
  Proceeds from bank loan payable                                                   30,000
  Note and loan payable principal repayments                                       (25,902)
                                                                                  --------
             Net cash provided by financing activities                              22,123
                                                                                  --------

INCREASE IN CASH                                                                        --

CASH, beginning of year                                                                 --
                                                                                  --------
CASH, end of year                                                                 $     --
                                                                                  ========

SUPPLEMENTAL DISCLOSURE:
  Cash paid during the year for interest expense                                  $  9,401
                                                                                  ========
  Cash paid during the year for taxes                                             $     --
                                                                                  ========





               The accompanying notes to financial statements are
                      an integral part of this statement.

                           STARR'S CHICKEN GRILL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ACTIVITY
     The Company operated two restaurants and was the franchiser of two others in Dade County, Florida. In November 1997, Chicken Kitchen Corporation ("CKC") acquired the assets and leasehold interests of the Company's two restaurants for $1,362,500. On November 14, 1997, the operations were transferred to CKC, the acquirer.

     INVENTORIES
     Inventories consist of food, beverages and supplies stated at the lower of cost or market, using the first-in first-out method in determining cost and net realizable value in determining market.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation and amortization is computed over the estimated useful lives of the assets on the straight-line method.

     INCOME TAXES
     No provision had been made for income taxes since company and stockholders had elected, under the S-corporation section of the Internal Revenue Code, to have each owner's share of the earnings of loss included in the owner's individual tax return.

     USE OF ESTIMATE
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.


B.   PROPERTY AND EQUIPMENT


                                          ESTIMATED
                                         USEFUL LIVES
                                          (In Years)
                                         ------------

      Leasehold improvements                  7                     $ 188,060
      Furniture and equipment                5-7                      130,533
                                                                    ---------
                                                                      318,593
      Less accumulated depreciation                                  (211,703)
                                                                    ---------
                                                                    $ 106,890
                                                                    =========

C.   LOANS AND NOTE PAYABLE

     Loan and note payable include the following:


     Loan payable, due on demand to the principal stockholder, bearing interest
       at 5% per year.                                                             $409,694

     Note payable to the former owner of the Miami Beach Restaurant location,
       bearing interest at 8%.                                                        6,695

     Bank loan payable over sixty months in equal principal and interest installments of $634 including interest at 9.79% per year, personally
       guaranteed by stockholders                                                    29,581
                                                                                   --------

              Total                                                                $445,970
                                                                                   ========

     Presented in the financial statements as follows:
       Loan payable to principal stockholder - current                             $409,694
       Current portion of note and loan payable                                      11,630
       Bank loan payable - long term                                                 24,646
                                                                                   --------
                                                                                   $445,970
                                                                                   ========

D.  LEASE COMMITMENTS

     The Company leases its restaurant locations under non-cancelable operating leases expiring at various dates through November 2001. The leases, which contain five-year renewal options, provide for additional rent based on proportionate real estate taxes, insurance and water usage.

     Future minimum lease payments under the leases are approximately as follows:

     1997                                                         $76,000
     1998                                                          77,000
     1999                                                          64,000
     2000                                                          46,000
     2001                                                          38,000
                                                                 --------
                                                                 $301,000
                                                                 ========